UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2005

SOLEXA, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22570	94-3161073
(Commission File No.)	(IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBITS
EXHIBIT 10.63
EXHIBIT 10.64
EXHIBIT 10.65

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2005, the Board of Directors of Solexa, Inc., or Solexa, adopted the Solexa, Inc. 2005 Equity Incentive Plan, or the 2005 Incentive Plan, subject to approval by Solexa’s stockholders. The 2005 Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other forms of equity compensation, or collectively, Stock Awards. The Board of Directors of Solexa, or the Board, approved the 2005 Incentive Plan to secure and retain the services of employees (including officers), directors, and consultants of Solexa eligible to receive Stock Awards, to provide incentives for such persons to exert maximum efforts for the success of Solexa and its affiliates, and to provide a means by which such persons may be given an opportunity to benefit from increases in value of Solexa common stock through the granting of Stock Awards.

The aggregate number of shares of common stock that may be issued pursuant to Stock Awards under the 2005 Incentive Plan is one million eight hundred thousand (1,800,000) shares plus certain shares from Solexa’s 1992 Stock Option Plan. Subject to the terms of the 2005 Incentive Plan, the Board or an authorized committee, determines recipients, dates of grant, the numbers and types of Stock Awards to be granted, and the terms and conditions of the Stock Awards, including the period of their exercisability and vesting. The description of the 2005 Incentive Plan is qualified in its entirety by reference to the full text of the 2005 Incentive Plan, which is attached hereto as Exhibit 10.63 and is incorporated herein by reference. The form of stock option agreement is attached hereto as Exhibit 10.64 and is incorporated herein by reference.

On June 3, 2005, the Board approved the terms of the Non-Executive Director Compensation Program, or the Program, the terms of which are set forth on Exhibit 10.65 hereto and incorporated by reference.

Pursuant to the Program, each non-employee director of the Company receives an annual retainer of $15,000 (plus $10,000 for serving as chairman of the Board) and a fee of $2,000 per meeting attended in person and $1,000 per meeting attended via telephone. Members of the Audit Committee receive an annual retainer fee of $5,000 (plus $2,500 for serving as chairman of the Audit Committee) and a fee of $1,250 per meeting attended in person (plus $750 per meeting for chairman of the Audit Committee) and $1,000 per meeting attended via telephone. Members of the Compensation Committee receive an annual retainer fee of $5,000 (plus $2,500 for serving as chairman of the Compensation Committee) and a fee of $1,250 per meeting attended in person (plus $750 per meeting attended in person by the chairman of the Compensation Committee) and $1,000 per meeting attended via telephone. Members of the Nominating and Corporate Governance Committee receive a fee of $1,250 per meeting attended in person and $1,000 per meeting attended via telephone. The meeting fee amounts are subject to adjustment to the extent that board and committee meetings are held on the same day.

Under the director compensation program, directors who are affiliated with certain of Solexa’s stockholders, as determined by the Compensation Committee of the Board, shall receive their retainer and meeting fees in the form of shares of Solexa’s common stock subject to a twelve month restriction on resale. All other non-employee directors shall receive one-half of their retainer and meeting fees in the form of cash and one-half of their retainer and meeting fees in the form of shares of Solexa’s common stock subject to a twelve month restriction on resale.

Item 5.02 Departure of Directors or Principal Officers

(b) On June 3, 2005, Tom Daniel and Mark Carthy informed the Board that they would not stand for election at the upcoming Solexa annual meeting of stockholders to be held on or about July 7, 2005.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits:

Exhibit
Number	Description
10.63	Solexa, Inc. 2005 Equity Incentive Plan.

10.64	Form of Stock Option Agreement.

10.65	Non-Executive Director Compensation Program.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLEXA, INC.
Dated: June 9, 2005	By:	/s/ Linda Rubinstein
	Name:	Linda Rubinstein
	Title:	Vice President and Chief Financial Officer

EXHIBITS

Exhibit
Number	Description
10.63	Solexa, Inc. 2005 Equity Incentive Plan.

10.64	Form of Stock Option Agreement.

10.65	Non-Executive Director Compensation Program.